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FOR IMMEDIATE RELEASE

CONTACT:
Mark Johnson                           Tamela Phillips
Investor Relations                     Public Relations
Luminant Worldwide Corporation         Luminant Worldwide Corporation
713.479.7215                           770.725.4854, Pager 888.734.0893
MARK.JOHNSON@LUMINANT.COM              TAMELA.PHILLIPS@LUMINANT.COM

         LUMINANT ADDS WORKING CAPITAL, ADJUSTS THIRD QUARTER ESTIMATES

DALLAS, SEPTEMBER 21, 2000 -- Luminant Worldwide Corporation (NASDAQ: LUMT), a leading integrated professional e-business services firm, announced today that it completed a financing providing a $17 million cash investment through the purchase of convertible debentures by a group of institutional investors headed by HBK Investments, L.P., an investment management firm based in Dallas, and James R. Corey, president and chief operating officer of Luminant. This financing provides additional working capital for the continued development of the Company's service offerings and the expansion of its sales and marketing capabilities.

Luminant also adjusted its estimates for third quarter revenue to be less than 5% below the $40.2 million in revenue it reported in the second quarter of 2000. In the third quarter, the Company expects to incur the first loss on a cash earnings basis in its operating history. Luminant will report quarterly results on October 26 for its third quarter ending September 30, 2000.

Factors impacting Luminant's results in the third quarter are:

- declines in dot com revenue
- an increase in reserves to cover potential dot com related debts that may not be collectible
- a return to traditional, more extended decision-making cycles for new work with large clients
- specific deferrals of work from the third quarter to the fourth quarter for certain clients

The Company stated it is optimistic about its ability to return to sequential growth in the fourth quarter of 2000 and to profitability no later than the first quarter of 2001.

"The market shifts impacting our industry have adversely impacted Luminant this quarter as well," said Gil Marmol, chief executive officer. "Dot coms have never been a mainstay in our operations, but the sudden and severe collapse of this sector has magnified the impact of the event. We are taking a series of actions this quarter to ensure this sector will be basically inconsequential to our business going forward."

"The changes we have seen in our market this quarter mark a fundamental shift in the nature of the demand for our services," said Marmol. "Global 1000 clients will demand innovative business ideas and solutions with strong ROIs. Over the next few quarters, these trends will play to the strengths of Luminant. From the beginning, we have focused on larger and more complex ROI producing work for our Global 1000 clients. We believe that this type of work will represent the majority of client service opportunity in our industry going forward. The unique capabilities of our strategy practice allow us to focus on significant e-business issues in large organizations. These strategy engagements have been producing implementation projects that should have a positive impact on Q4 and beyond."

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Marmol will host a conference call to discuss this announcement tomorrow, September 22, at 9:00 a.m. ET. To access the conference call, please dial 415.247.8538, or log on to the webcast at www.vcall.com. A replay of the call will be available for 72 hours, beginning one hour after the initial call is complete at 858.812.6440, reservation number 16409860.

ABOUT LUMINANT

Luminant Worldwide Corporation (www.luminant.com) is one of the world's most experienced integrated e-business services firms. Luminant professionals (known as Luminaries) "stretch the Net" to deliver business value through increased revenues, productivity and customer loyalty. Multidisciplinary client teams imagine and realize successful strategy, creative, technology and marketing solutions for the company's premier client base.

Some of the firm's clients include Administaff, Inc., Verizon Communications, The Container Store, Dr Pepper, Enron Corp., IBM Corporation, MasterCard International and United Airlines.

Based in Dallas, Luminant has principal locations in Atlanta, Chicago, Denver, Houston, New York, Washington, D.C., San Francisco and Seattle.

FORWARD-LOOKING STATEMENTS:
THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS RELATED TO THE COMPANY'S OPPORTUNITIES, EX AND FUTURE GROWTH. THESE FORWARD-LOOKING STATEMENTS ARE MADE PURSUANT TO THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

FORWARD-LOOKING STATEMENTS ARE BASED ON CURRENT MANAGEMENT EXPECTATIONS. THESE STATEMENTS CAN BE AFFECTED BY INACCURATE ASSUMPTIONS THE COMPANY MIGHT MAKE OR BY KNOWN OR UNKNOWN RISKS AND UNCERTAINTIES, INCLUDING RISKS DESCRIBED IN ITS FINAL PROSPECTUS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 424(b)(4) ON SEPTEMBER 16, 1999 AND ITS OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY OR ALL OF THE FORWARD-LOOKING STATEMENTS THE COMPANY MAKES IN THIS PRESS RELEASE OR IN ANY OTHER PUBLIC STATEMENTS MAY TURN OUT TO BE WRONG.

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